EXHIBIT 99.1
NEWS RELEASE

Ducommun Reports Results for the
Second Quarter Ended June 29, 2019
Strong Revenue Growth, Gross Margin Expansion, and Positive Outlook for Remainder of 2019
SANTA ANA, California (August 5, 2019) – Ducommun Incorporated (NYSE:DCO) (“Ducommun” or the “Company”) today reported results for its second quarter ended June 29, 2019.
Second Quarter 2019 Highlights

•	Revenue increased 16.6% year-over-year to $180.5 million

•	Net income of $7.8 million, or $0.66 per diluted share

•	Gross margin increased 40 basis points year-over-year to 21.1%

•	Operating margin increased 390 basis points year-over-year to 7.5%

•	Adjusted EBITDA increased 19.7% year-over-year to $22.4 million
“The second quarter of 2019 continued to show the strength of our product lines, solid demand for the key programs and customers we serve along with operational improvements,” said Stephen G. Oswald, chairman, president and chief executive officer. “Even with the ongoing market challenges related to the Boeing 737 MAX program, our revenue grew an impressive 16.6% year-over-year, to $180.5 million. This result was due to an increase in build rates in both commercial and military platforms across our wide and varied customer base along with additional content. At the same time, we posted an increase in operating income on an adjusted basis, of 23.7%, resulting in an operating margin of 7.5%.
“We were also delighted with the announcement last week of our newly signed strategic supplier agreement with Raytheon Missile Systems ('RMS'). Being the first supplier to be selected by RMS for this initiative is a great first step forward for a stronger relationship and higher revenue opportunities for Ducommun in the future. It will allow us to collaborate and compete on every platform, either new or existing. We appreciated as well the recognition of our Monrovia, California performance center being selected in July as a 2019 Raytheon Supplier Excellence PREMIER Award winner.
“The Company also announced at the Paris Air Show that we were on track with our $200 million contract to supply Middle River Aerostructure Systems with LEAP engine nacelle components for the Airbus A320 platform utilizing Ducommun’s VersaCore CompositeTM technology. This was a very important milestone as we take advantage of our proprietary technologies to drive growth in 2020 and subsequent years.
“All in all, the Company remains in very good shape heading into the second half of 2019 with strong momentum in both revenue and earnings.”
Second Quarter Results
Net revenue for the second quarter of 2019 was $180.5 million compared to $154.8 million for the second quarter of 2018. The year-over-year increase of 16.6% was due to the following:

•	$20.1 million higher revenue in the Company’s commercial aerospace end-use markets due to additional content and higher build rates on large aircraft platforms; and

•	$6.9 million higher revenue in the Company’s military and space end-use markets due to higher build rates on other military and space platforms; partially offset by

•	$1.3 million lower revenue in the Company’s industrial end-use markets.

Net income for the second quarter of 2019 was $7.8 million, or $0.66 per diluted share, compared to $1.6 million, or $0.14 per diluted share, for the second quarter of 2018. This reflects a $6.0 million increase in gross profit due to higher revenue and improved operating performance. Restructuring charges were lower year-over-year by $5.4 million, partially offset by $3.3 million of higher selling, general and administrative expenses, and higher income taxes of $1.1 million.
Gross profit for the second quarter of 2019 was $38.1 million, or 21.1% of revenue compared to gross profit of $32.0 million, or 20.7% of revenue, for the second quarter of 2018. The increase in gross margin year-over-year was due to favorable manufacturing volume, favorable product mix, and manufacturing efficiencies, partially offset by higher other manufacturing costs.
Operating income for the second quarter of 2019 was $13.6 million, or 7.5% of revenue, compared to $5.6 million, or 3.6% of revenue, in the comparable period last year. The year-over-year increase of $8.0 million was due to higher revenue, improved operating performance, and lower restructuring charges in the current year.
Interest expense for the second quarter of 2019 was $4.4 million compared to $3.8 million in the comparable period of 2018. The year-over-year increase was due to a higher outstanding balance on the revolving credit facility reflecting the acquisition of Certified Thermoplastics Co., LLC in April 2018 and higher interest rates.
Adjusted EBITDA for the second quarter of 2019 was $22.4 million, or 12.4% of revenue, compared to $18.7 million, or 12.1% of revenue, for the comparable period in 2018, an increase of 19.7%.
During the second quarter of 2019, the net cash provided by operations was $9.8 million compared to $15.9 million during the second quarter of 2018. The change year-over-year was due to the increase in contract assets and increase in accounts receivable as a result of the increase in net revenue, partially offset by higher net income and increase in accrued and other liabilities.
Business Segment Information
Electronic Systems
Electronic Systems segment net revenue for the quarter ended June 29, 2019 was $89.3 million, compared to $84.5 million for the second quarter of 2018. The year-over-year increase was due to the following:

•	$5.9 million higher revenue within the Company’s military and space end-use markets due to higher build rates on other military and space platforms; and

•	$0.2 million higher revenue within the Company’s commercial aerospace end-use markets; partially offset by

•	$1.3 million lower revenue within the Company's industrial end-use markets.
Electronic Systems segment operating income was $9.9 million, or 11.1% of revenue, for the second quarter of 2019 compared to $8.7 million, or 10.3% of revenue, for the comparable quarter in 2018. The year-over-year increase of $1.2 million was due to favorable product mix and improved manufacturing efficiencies.
Structural Systems
Structural Systems segment net revenue for the quarter ended June 29, 2019 was $91.2 million, compared to $70.3 million for the second quarter of 2018. The year-over-year increase was due to the following:

•	$20.0 million higher revenue within the Company’s commercial aerospace end-use markets due to additional content and higher build rates on large aircraft platforms; and

•	$1.0 million higher revenue within the Company’s military and space end-use markets due to higher build rates on military rotary-wing aircraft platforms.
Structural Systems segment operating income for the quarter ended June 29, 2019 was $11.8 million, or 12.9% of revenue, compared to $5.0 million, or 7.1% of revenue, for the second quarter of 2018. The year-over-year increase of $6.7 million was due to favorable manufacturing volume, improved manufacturing efficiencies, and lower restructuring charges in the current year.
Corporate General and Administrative (“CG&A”) Expenses
CG&A expenses for the second quarter of 2019 were $8.1 million, or 4.5% of total Company revenue, compared to $8.1 million, or 5.2% of total Company revenue, for the comparable quarter in the prior year. The year-over-year decrease of less than $0.1 million was due to lower restructuring charges in the current year of $1.1 million and lower professional services fees of $1.0 million, partially offset by one-time severance charges of $1.7 million.
Conference Call
A teleconference hosted by Stephen G. Oswald, the Company’s chairman, president, and chief executive officer, and Christopher D. Wampler, the Company’s vice president, interim chief financial officer and treasurer, and controller and chief accounting officer will be held today, August 5, 2019 at 2:00 p.m. PT (5:00 p.m. ET) to review these financial results. To participate in the teleconference, please call 844-239-5278 (international 574-990-1017) approximately ten minutes prior to the conference time. The participant passcode is 8785215. Mr. Oswald and Mr. Wampler will be speaking on behalf of the Company and anticipate the call (including Q&A) to last approximately 45 minutes.
This call is being webcast and can be accessed directly at the Ducommun website at www.ducommun.com. Conference call replay will be available after that time at the same link or by dialing 855-859-2056, passcode 8785215.
About Ducommun Incorporated
Ducommun Incorporated delivers value-added innovative manufacturing solutions to customers in the aerospace, defense and industrial markets. As the successor to a business that was founded in 1849, the Company specializes in two core areas - Electronic Systems and Structural Systems - to produce complex products and components for commercial aircraft platforms, mission-critical military and space programs, and sophisticated industrial applications. For more information, visit www.ducommun.com.
Forward Looking Statements
This press release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, earnings guidance, the Company’s restructuring plan and any statements about the Company’s plans, strategies and prospects. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” and similar expressions in this press release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: whether the anticipated pre-tax restructuring charges will be sufficient to address all anticipated restructuring costs, including related to employee separation, facilities consolidation, inventory write-down and other asset impairments; whether the expected cost savings from the restructuring will ultimately be obtained in the amount and during the period anticipated; whether the restructuring in the affected areas will be sufficient to build a more cost efficient, focused, higher margin enterprise with higher returns for the Company's shareholders; the impact of the Company’s debt service obligations and restrictive debt covenants; the Company’s end-use markets are cyclical; the Company depends upon a selected base of industries and customers; a significant portion of the Company’s business depends upon U.S. Government defense spending; the Company is subject to extensive regulation and audit by the Defense Contract Audit Agency; contracts with some of the Company’s customers contain provisions which give the its customers a variety of rights that are unfavorable to the Company; further consolidation in the aerospace industry could adversely affect the Company’s business and financial results; the Company’s ability to successfully make acquisitions, including its ability to successfully integrate, operate or realize the projected benefits of such businesses; the Company relies on its suppliers to meet the quality and delivery expectations of its customers; the Company uses estimates when bidding on fixed-price contracts which estimates could change and result in adverse effects on its financial results; the impact of existing and future laws and regulations; the impact of existing and future accounting standards and tax rules and regulations; environmental liabilities could adversely affect the Company’s financial results; cyber security attacks, internal system or service failures may adversely impact the Company’s business and operations; and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release, August 5, 2019, or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov, at various SEC reference facilities in the United States and through the Company’s website).

Note Regarding Non-GAAP Financial Information
This release contains non-GAAP financial measures, including Adjusted EBITDA (which excludes interest expense, income tax expense [benefit], depreciation, amortization, stock-based compensation expense, restructuring charges, and inventory purchase accounting adjustments).
The Company believes the presentation of these non-GAAP measures provide important supplemental information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s actual and forecasted operating performance, capital resources and cash flow. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company discloses different non-GAAP financial measures in order to provide greater transparency and to help the Company’s investors to more meaningfully evaluate and compare Ducommun’s results to its previously reported results. The non-GAAP financial measures that the Company uses may not be comparable to similarly titled financial measures used by other companies. We define backlog as potential revenue and is based on customer placed purchase orders and long-term agreements (“LTAs”) with firm fixed price and expected delivery dates of 24 months or less. The majority of the LTAs do not meet the definition of a contract under ASC 606 and thus, the backlog amount disclosed herein is greater than the remaining performance obligations disclosed under ASC 606. Backlog is subject to delivery delays or program cancellations, which are beyond our control. Backlog is affected by timing differences in the placement of customer orders and tends to be concentrated in several programs to a greater extent than our net revenues. Backlog in industrial markets tends to be of a shorter duration and is generally fulfilled within a three month period. As a result of these factors, trends in our overall level of backlog may not be indicative of trends in our future net revenues.
CONTACTS:

Christopher D. Wampler, Vice President, Interim Chief Financial Officer and Treasurer, and Controller and Chief Accounting Officer, 657.335.3665
Chris Witty, Investor Relations, 646.438.9385, cwitty@darrowir.com
[Financial Tables Follow]

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	June 29, 2019	December 31, 2018
Assets
Current Assets
Cash and cash equivalents	$3,287	$10,263
Restricted cash	757	—
Accounts receivable, net	69,355	67,819
Contract assets	100,527	86,665
Inventories	109,327	101,125
Production cost of contracts	11,298	11,679
Other current assets	5,929	6,531
Total Current Assets	300,480	284,082
Property and equipment, Net	111,373	107,045
Operating lease right-of-use assets	19,148	—
Goodwill	136,057	136,057
Intangibles, net	106,710	112,092
Non-current deferred income taxes	313	308
Other assets	5,514	5,155
Total Assets	$679,595	$644,739
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$79,279	$69,274
Contract liabilities	13,183	17,145
Accrued and other liabilities	33,349	37,786
Operating lease liabilities	2,858	—
Current portion of long-term debt	2,281	2,330
Total Current Liabilities	130,950	126,535
Long-term debt	225,605	228,868
Non-current operating lease liabilities	17,911	—
Non-current deferred income taxes	18,175	18,070
Other long-term liabilities	14,724	14,441
Total Liabilities	407,365	387,914
Commitments and contingencies
Shareholders’ Equity
Common stock	115	114
Additional paid-in capital	83,844	83,712
Retained earnings	195,379	180,356
Accumulated other comprehensive loss	(7,108)	(7,357)
Total Shareholders’ Equity	272,230	256,825
Total Liabilities and Shareholders’ Equity	$679,595	$644,739

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Net Revenues	$180,495	$154,827	$353,061	$305,282
Cost of Sales	142,430	122,799	279,302	246,499
Gross Profit	38,065	32,028	73,759	58,783
Selling, General and Administrative Expenses	24,461	21,194	47,307	40,521
Restructuring Charges	—	5,238	—	7,411
Operating Income	13,604	5,596	26,452	10,851
Interest Expense	(4,426)	(3,763)	(8,777)	(6,661)
Income Before Taxes	9,178	1,833	17,675	4,190
Income Tax Expense (Benefit)	1,363	242	2,388	(1)
Net Income	$7,815	$1,591	$15,287	$4,191
Earnings Per Share
Basic earnings per share	$0.68	$0.14	$1.33	$0.37
Diluted earnings per share	$0.66	$0.14	$1.30	$0.36
Weighted-Average Number of Common Shares Outstanding
Basic	11,513	11,394	11,475	11,370
Diluted	11,758	11,624	11,754	11,609

Gross Profit %	21.1%	20.7%	20.9%	19.3%
SG&A %	13.6%	13.7%	13.4%	13.3%
Operating Income %	7.5%	3.6%	7.5%	3.6%
Net Income %	4.3%	1.0%	4.3%	1.4%
Effective Tax (Benefit) Rate	14.9%	13.2%	13.5%	—%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
BUSINESS SEGMENT PERFORMANCE
(Unaudited)
(Dollars in thousands)

	Three Months Ended					Six Months Ended
	% Change	June 29, 2019	June 30, 2018	% of Net Revenues 2019	% of Net Revenues 2018	% Change	June 29, 2019	June 30, 2018	% of Net Revenues 2019	% of Net Revenues 2018
Net Revenues
Electronic Systems	5.6%	$89,260	$84,502	49.5%	54.6%	3.9%	$173,457	$166,910	49.1%	54.7%
Structural Systems	29.7%	91,235	70,325	50.5%	45.4%	29.8%	179,604	138,372	50.9%	45.3%
Total Net Revenues	16.6%	$180,495	$154,827	100.0%	100.0%	15.7%	$353,061	$305,282	100.0%	100.0%
Segment Operating Income
Electronic Systems		$9,912	$8,668	11.1%	10.3%		$19,093	$14,412	11.0%	8.6%
Structural Systems		11,773	5,026	12.9%	7.1%		22,322	9,417	12.4%	6.8%
		21,685	13,694				41,415	23,829
Corporate General and Administrative Expenses (1)		(8,081)	(8,098)	(4.5)%	(5.2)%		(14,963)	(12,978)	(4.2)%	(4.3)%
Total Operating Income		$13,604	$5,596	7.5%	3.6%		$26,452	$10,851	7.5%	3.6%
Adjusted EBITDA
Electronic Systems
Operating Income		$9,912	$8,668				$19,093	$14,412
Depreciation and Amortization		3,531	3,683				7,033	7,315
Restructuring Charges		—	735				—	1,255
		13,443	13,086	15.1%	15.5%		26,126	22,982	15.1%	13.8%
Structural Systems
Operating Income		11,773	5,026				22,322	9,417
Depreciation and Amortization		3,400	2,618				6,400	4,934
Restructuring Charges		—	3,610				—	5,137
Inventory Purchase Accounting Adjustments		—	329				—	329
		15,173	11,583	16.6%	16.5%		28,722	19,817	16.0%	14.3%
Corporate General and Administrative Expenses (1)
Operating loss		(8,081)	(8,098)				(14,963)	(12,978)
Depreciation and Amortization		32	33				326	66
Stock-Based Compensation Expense		1,807	1,025				3,271	2,115
Restructuring Charges		—	1,061				—	1,187
		(6,242)	(5,979)				(11,366)	(9,610)
Adjusted EBITDA		$22,374	$18,690	12.4%	12.1%		$43,482	$33,189	12.3%	10.9%
Capital Expenditures
Electronic Systems		$2,216	$1,478				$3,052	$4,212
Structural Systems		3,672	1,101				7,361	2,630
Corporate Administration		—	190				—	190
Total Capital Expenditures		$5,888	$2,769				$10,413	$7,032

(1)	Includes costs not allocated to either the Electronic Systems or Structural Systems operating segments.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP OPERATING INCOME RECONCILIATION
(Unaudited)
(Dollars in thousands)

	Three Months Ended				Six Months Ended
GAAP To Non-GAAP Operating Income	June 29, 2019	June 30, 2018	% of Net Revenues 2019	% of Net Revenues 2018	June 29, 2019	June 30, 2018	% of Net Revenues 2019	% of Net Revenues 2018
GAAP Operating income	$13,604	$5,596			$26,452	$10,851

GAAP Operating income - Electronic Systems	$9,912	$8,668			$19,093	$14,412
Adjustments:
Restructuring charges	—	735			—	1,255
Adjusted operating income - Electronic Systems	9,912	9,403	11.1%	11.1%	19,093	15,667	11.0%	9.4%

GAAP Operating income - Structural Systems	11,773	5,026			22,322	9,417
Adjustments:
Restructuring charges	—	3,610			—	5,137
Inventory purchase accounting adjustments	—	329			—	329
Adjusted operating income - Structural Systems	11,773	8,965	12.9%	12.7%	22,322	14,883	12.4%	10.8%

GAAP Operating loss - Corporate	(8,081)	(8,098)			(14,963)	(12,978)
Adjustment:
Restructuring charges	—	1,061			—	1,187
Adjusted operating loss - Corporate	(8,081)	(7,037)			(14,963)	(11,791)
Total adjustments	—	5,406			—	7,579
Adjusted operating income	$13,604	$11,002	7.5%	7.1%	$26,452	$18,430	7.5%	6.0%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP EARNINGS AND EARNINGS PER SHARE RECONCILIATION
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
GAAP To Non-GAAP Earnings	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
GAAP Net income	$7,815	$1,591	$15,287	$4,191
Adjustments:
Restructuring charges (1)	—	4,487	—	6,291
Inventory purchase accounting adjustments (1)	—	273	—	273
Total adjustments	—	4,760	—	6,564
Adjusted net income	$7,815	$6,351	$15,287	$10,755

	Three Months Ended		Six Months Ended
GAAP Earnings Per Share To Non-GAAP Earnings Per Share	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
GAAP Diluted earnings per share (“EPS”)	$0.66	$0.14	$1.30	$0.36
Adjustments:
Restructuring charges (1)	—	0.39	—	0.54
Inventory purchase accounting adjustments (1)	—	0.02	—	0.02
Total adjustments	—	0.41	—	0.56
Adjusted diluted EPS	$0.66	$0.55	$1.30	$0.92

Shares used for adjusted diluted EPS	11,758	11,624	11,754	11,609

(1)	Includes effective tax rate of 17.0% for 2018 adjustments.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
NON-GAAP BACKLOG* BY REPORTING SEGMENT
(Unaudited)
(Dollars in thousands)

	(In thousands)
	June 29, 2019	December 31, 2018
Consolidated Ducommun
Military and space	$365,778	$339,443
Commercial aerospace	453,203	487,232
Industrial	33,722	37,774
Total	$852,703	$864,449
Electronic Systems
Military and space	$270,439	$241,196
Commercial aerospace	66,881	48,032
Industrial	33,722	37,774
Total	$371,042	$327,002
Structural Systems
Military and space	$95,339	$98,247
Commercial aerospace	386,322	439,200
Total	$481,661	$537,447
* The Company defines backlog as potential revenue and is based on customer placed purchase orders and long-term agreements (“LTAs”) with firm fixed price and expected delivery dates of 24 months or less. Backlog as of as of June 29, 2019 was $852.7 million compared to $864.4 million as of December 31, 2018. Under ASC 606, the Company defines remaining performance obligations as customer placed purchase orders with firm fixed price and firm delivery dates. The remaining performance obligations disclosed under ASC 606 were $666.5 million.